Exhibit 99.1

Natus Medical Announces 2011 First Quarter Financial Results

- First Quarter Non-GAAP Net Income Increased 55%

- Company Increases 2011 Non-GAAP Earnings per Share Guidance

SAN CARLOS, Calif.--(BUSINESS WIRE)--April 28, 2011--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the three months ended March 31, 2011.

For the first quarter ended March 31, 2011, revenue increased 20% to $59.1 million, compared to $49.3 million in the comparable quarter of the previous year. Net income was $3.1 million, or $0.11 per diluted share, compared with a net loss of $331,000, or $(0.01) per diluted share in for the first quarter of 2010.

The Company reported non-GAAP earnings per share of $0.13 per diluted share for the first quarter 2011 compared to $0.09 per share diluted share for the first quarter of 2010. Non-GAAP net income increased 55% to $3.9 million compared to $2.5 million reported in 2010. The non-GAAP results in both periods exclude amortization expense associated with certain acquisition-related intangible assets.

“I am very pleased with our first quarter 2011 results as we exceeded our expectations in both revenue and earnings,” said Jim Hawkins, Chief Executive Officer of the Company. “We experienced strong demand in our Neurology business and our Newborn Care business remained solid. Our Domestic Neurology business had an exceptional first quarter.”

“We continue to see an increase in large orders in the first quarter and believe this indicates that hospital spending continues to improve in both the United States and the rest of the world,” said Hawkins.

“I am also pleased with the quarter’s non-GAAP gross profit of 59.7% as it includes the results of Medix, which has a gross profit percentage currently in the forties. During the quarter, we completed the integration of Medix into Natus and we anticipate that the Medix gross profit will improve throughout 2011,” added Hawkins. “We remain enthusiastic about our opportunities in Latin America over the coming years.”

“I remain very excited about our prospects in 2011 as we look to execute on our strategy of combining internal growth with accretive acquisitions,” said Hawkins.

As of March 31, 2011, the Company had cash, cash equivalents, and short-term investments of $33.9 million, stockholders' equity of approximately $270 million, and working capital of approximately $92 million.

Financial Guidance

Natus updated its 2011 financial guidance. For the full year 2011, the Company expects to report revenue of approximately $250 million and non-GAAP earnings per share of $0.80 to $0.81. The Company had earlier said that it expected to report revenue of $247 million to $250 million and non-GAAP earnings per share of $0.77 to $0.80.

The Company expects to report revenue of $62 million to $64 million and non-GAAP earnings per share of $0.17 to $0.18 in the second quarter of 2011. This compares to revenue of $52.7 million and non-GAAP earnings per share of $0.15 reported in the second quarter of 2010.

The Company's full year and second quarter 2011 non-GAAP earnings per share guidance excludes amortization expense associated with acquisition-related intangible assets, which the Company expects to be approximately $5.2 million and $1.3 million for the full year and second quarter 2011, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.11 and $0.03 in the respective periods. The non-GAAP earnings per share guidance for both periods also excludes the effects of restructuring charges that the Company expects it may incur in 2011, the amount and timing of which have not yet been determined, as well as the impact any future acquisitions might have on its results of operations.

The Company's non-GAAP guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

The Company's 2011 financial guidance excludes amortization of acquisition-related intangible assets, restructuring charges, and the impact that any future acquisitions may have on results of operations. The Company believes that the presentation of financial guidance excluding these factors provides meaningful information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes its non-GAAP financial guidance facilitates comparison of operating results across reporting periods.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results for the first quarter 2011 exclude amortization expense associated with certain acquisition-related intangible assets.

The Company believes that the presentation of results excluding this amortization provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. A reconciliation between the Company's results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of this release.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today (8:00 a.m. Pacific Time). Individuals interested in listening to the conference call may do so by dialing 800-329-0097 for domestic callers, or 1-617-614-4929 for international callers, and entering reservation code 95807908. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 15489883.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatalogy, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn's environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding revenue and non-GAAP profitability in the second quarter and full year 2011, the impact of amortization expense associated with acquisition-related intangible assets, the potential for future restructuring charges, the potential for future acquisitions, and opportunities in Latin America. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2010, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March	March
	2011	2010

Revenue	$59,108	$49,276
Cost of revenue	24,371	19,412
Gross profit	34,737	29,864
Operating expenses:
Marketing and selling	14,376	13,964
Research and development	6,287	5,130
General and administrative	9,032	11,010
Total operating expenses	29,695	30,104
Income (loss) from operations	5,042	(240)
Other income/(expense):
Interest income	10	8
Interest expense	(48)	(26)
Other income, net	(107)	(37)
Total other income/(expense)	(145)	(55)
Income (loss) before provision for income tax	4,897	(295)

Provision for income tax	1,793	36
Net income (loss)	$3,104	$(331)
Earnings (loss) per share:
Basic	$0.11	$(0.01)
Diluted	$0.11	$(0.01)

Weighted-average shares used to compute
Basic earnings (loss) per share	28,346	27,829
Diluted earnings (loss) per share	29,513	27,829

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	March	March
	2011	2010
GAAP based results:

Income (loss) before provision for income tax	$4,897	$(295)

Non-GAAP adjustments:

Amortization expense associated with certain acquired intangible assets reported as a component of:			(a)

Cost of revenue	532	510
Marketing and selling	430	329
Research and development	370	370

Restructuring charge reported as a component of general and administrative expense	-	3,030	(b)

Non-GAAP income before provision for income tax	6,229	3,944

Provision for income tax, as adjusted	2,280	1,400

Non-GAAP net income	$3,949	$2,544
Non-GAAP earnings per share:
Basic	$0.14	$0.09
Diluted	$0.13	$0.09

Weighted-average shares used to compute
Basic non-GAAP earnings per share	28,346	27,829
Diluted non-GAAP earnings per share	29,513	28,932

Memo, Gross profit percentage:
GAAP basis	58.8%	60.6%
Non-GAAP basis	59.7%	61.6%

Note:

The Company has elected to provide non-GAAP financial results that exclude the items below as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by such charges, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company's operating results.

(a) Amortization expense associated with acquired intangible assets

(b) Restructuring charge

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com